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Exhibit 23.03

Legal Counsel's Consent

    I do hereby consent to the use of my name in the within Registration Statement and the accompanying Prospectus of Southwestern Public Service Company, a New Mexico corporation.

Date: June 15, 2001

/s/ Gary R. Johnson Gary R. Johnson Vice President and General Counsel

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  Exhibit 23.03